                                                                    Exhibit 99.3

  UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA AS OF JUNE 30, 2004 AND FOR THE
   YEAR ENDED DECEMBER 31, 2003 AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004

      The following unaudited pro forma condensed financial statements give effect to the asset purchase transaction between Pyramid Breweries Inc. ("Pyramid") and Portland Brewing Company ("PBCo").

      The transaction will be accounted for as an acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, including transaction costs, is allocated to the net tangible and intangible assets acquired by Pyramid in connection with the transaction, based on their fair values as of the completion of the transaction.

      The unaudited pro forma condensed financial statements reflect the preliminary purchase price allocation based on Pyramid's estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to finalization of the valuation of intangible assets, other assets acquired and liabilities assumed.

      The unaudited pro forma condensed balance sheet of Pyramid gives effect to the transaction as if it occurred on June 30, 2004. The unaudited pro forma condensed statements of operations for the year ended December 31, 2003 and the six month period ended June 30, 2004 give effect to the transaction as if it occurred on January 1, 2003.

      The accompanying unaudited pro forma condensed financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated on January 1, 2003, or the financial position if the transaction had been consummated on June 30, 2004, nor is it necessarily indicative of future operating results or financial position.

      The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma condensed financial statements do not reflect synergies expected from the combination of the two entities. The unaudited pro forma condensed financial statements and the accompanying notes thereto should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Pyramid and PBCo. Pyramid's historical financial statements are included in Pyramid's Annual Report on Form 10-K for the year ended December 31, 2003 and Pyramid's Quarterly Report on Form 10-Q for the six months ended June 30, 2004, which are the source for the Pyramid historical amounts. PBCo's historical financial statements and related notes thereto are attached as Exhibits 99.1 and
99.2 to this Form 8-K/A, which are the source for the PBCo historical amounts.


      We cannot assure you that Pyramid will not incur charges in excess of those included in the pro forma total consideration related to the transactions, or that management will be successful in its efforts to integrate the operations of the companies.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2004
                                 (IN THOUSANDS)

                                                                                            EXCLUDED
                                                                               PORTLAND    ASSETS AND      PRO FORMA       PYRAMID
                                                                    PYRAMID    BREWING   LIABILITIES (4)  ADJUSTMENTS     PRO FORMA
                                                                   --------    --------  ---------------  -----------     ---------
                                ASSETS

CURRENT ASSETS:
 Cash and cash equivalents.....................................    $    655    $     62     $    (36)            (26) 1A  $    655
 Short-term investments .......................................         492           -            -                           492
Accounts receivable, net of allowance for doubtful accounts....       2,573         797          (34)                        3,336
 Inventories...................................................       1,850       1,040         (152)                        2,738
 Prepaid expenses and other....................................         428         248          (76)                          600
                                                                   --------    --------     --------        --------      --------
    Total current assets.......................................       5,998       2,147         (298)            (26)        7,821
 Fixed assets, net.............................................      20,499       4,030       (1,760)            492 1F     23,261
 Other.........................................................         694         202          (22)           (331) 1C       543
                                                                   --------    --------     --------        --------      --------
    Total assets...............................................    $ 27,191    $  6,379     $ (2,080)       $    135      $ 31,625
                                                                   ========    ========     ========        ========      ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.............................................    $  2,153    $  1,333     $     (3)            (93) 1B     3,390
  Accrued expenses.............................................       2,115         155           (4)                        2,266
  Line of credit...............................................           -       1,083         (203)            580 1A      1,460
  Current portion of long-term debt............................           -          20          (20)              -             -
  Refundable deposits..........................................         538         112            -               -           650
  Note payable - current.......................................          20           -            -               -            20
  Deferred rent - current......................................         199           -            -               -           199
  Dividends payable............................................         183           -            -               -           183
                                                                   --------    --------     --------        --------      --------
     Total current liabilities.................................       5,208       2,703         (230)            487         8,168
  Note payable, net of current.................................          18           -                                         18
Long-term debt.................................................           -       1,444       (1,444)              -             -
Stockholder term loan, less current portion....................           -       1,700       (1,700)              -             -
Redeemable convertible preferred stock ........................           -         300         (300)              -             -
Deferred rent, net of current portion..........................       1,470           -            -               -         1,470
                                                                   --------    --------     --------        --------      --------
     Total liabilities.........................................       6,696       6,147       (3,674)            487         9,656
                                                                   --------    --------     --------        --------      --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock.................................................          83       9,502             -         (9,502)1D         87
                                                                                                                   4 1D
  Additional paid-in capital...................................      35,294           -             -          1,470 1D     36,764
  Accumulated deficit..........................................     (14,882)     (9,270)        1,594          7,676 1D    (14,882)
                                                                   --------    --------     ---------       --------      --------
     Total stockholders' equity................................      20,495         232         1,594           (352)       21,969
                                                                   --------    --------     ---------       --------      --------
     Total liabilities and stockholders' equity................    $ 27,191    $  6,379     $  (2,080)      $    135      $ 31,625
                                                                   ========    ========     =========       ========      ========

See accompanying notes to unaudited pro forma condensed financial data.

                             PYRAMID BREWERIES INC.
              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2004
                                 (IN THOUSANDS)

1.    Purchase Price Adjustments

The purchase price adjustments reflect the payments made for the asset purchase of PBCo assets.

For purposes of the pro forma financial statements, the following table presents the components of the purchase price consideration.

Cash paid for asset acquisition of Portland Brewing Company....    $ 1,160 (A)
Assumed liabilities ...........................................      1,500 (B)
Stock paid for asset acquisition of Portland Brewing Company...      1,474 (D)
Estimated acquisition-related costs............................        300 (E)
                                                                   -------
Total purchase price...........................................    $ 4,434

A. Cash paid - The $1,160 was provided by Pyramid cash on hand and a draw on the Pyramid line of credit. Pyramid refinanced the PBCo debt under a Pyramid line of credit and through available cash on hand. The net impact of the transaction to the line of credit was a net increase of $580, consisting of a $880 payment against the PBCo line of credit and a $1,460 draw under the Pyramid line of credit. At the close of the transaction on July 31, 2004, Pyramid actually drew $700 under its line of credit.

B. Assumed Liabilities - Per the asset purchase agreement Pyramid agreed to assume a maximum of $1,500 in accounts payable, accrued expenses and refundable deposits. Any excess liabilities over the $1,500 maximum were retained by PBCo. The accounts payable, accrued expenses, and refundable deposits owed by PBCo at June 30, 2004 totaled $1,600 less $7 of excluded liabilities leaving a balance of $1,593. PBCo retained $93 of these liabilities.

C. Other assets - The pro forma adjustments to other assets of ($331) were resulting from fair value adjustment to the assets and the $175 of acquisition costs Pyramid incurred through June 30, 2004.

D. The equity of PBCo was eliminated as a pro forma adjustment and the net addition of $1,540 represents the approximate dollar value of stock issued as a component of the purchase price allocation. The stock is valued for purposes of this pro forma presentation based on a simple average for a period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and the asset purchase agreement was signed. The 5 day average market price was calculated at $3.31 per share, 445,434 shares were issued.

E. The acquisition-related expenses of approximately $300 consist primarily of legal and accounting fees, consulting and other directly related charges. Pyramid has paid $175 through June 30, 2004 and has allocated this component of the total purchase cost based on the fair values of the assets acquired. The other $125 is not presented as a pro forma adjustment, as the charges will be recorded in the period incurred.

F. The pro forma adjustments to the fixed assets represent adjustments reflecting the fair value adjustments primarily related to the value of the fixed assets acquired.

2.    Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of PBCo and is for illustrative purposes only. This allocation is preliminary and based on PBCo's assets and liabilities as of June 30, 2004.

Net tangible assets acquired:
  Accounts receivable.......................    $    763
  Inventories...............................         888
  Prepaid expenses..........................         172
  Property, plant and equipment.............       2,587
  Other long-term assets....................          24
                                                --------
Total purchase price........................    $  4,434
                                                ========

      Net tangible assets consists of cash, accounts receivable, inventories, property plant and equipment and other assets. PBCo's current assets, property, plant and equipment assets and assumed liabilities were adjusted based on the fair value of those assets and assumed liabilities acquired. Based on a preliminary assessment, Pyramid management believes there is not significant value associated with the intangible assets acquired as part of the asset purchase agreement.

3. Other long-term assets of approximately $24, representing deposits on the building leases, were acquired as part of the asset acquisition. The Pyramid pro forma other assets balance of $543 represents the June 30, 2004 Pyramid balance and the addition of the long-term lease deposits, less $175 of acquisition related expenses incurred by Pyramid. The pro forma adjustment of $331 consists of a $156 net fair value adjustment related to PBCo's intangible assets including the Saxor and Nor'Western brands and a parking lot easement and $175 of acquisition related expenses incurred by Pyramid.

4. Approximately $1,474 in common stock was issued to PBCo in conjunction with the asset acquisition. The stock is valued for purposes of this pro forma presentation based on a simple average for a period beginning two days before and ending two days after the date that the terms of the acquisition were agreed to and the asset purchase agreement was signed. The 5 day average market price was calculated at $3.31 per share. 445,434 shares were issued in conjunction with the asset purchase.

5. The excluded assets and liabilities column represents the non-brewery and non-alehouse assets and buildings of PBCo excluded from assets acquired and liabilities assumed by Pyramid as part of the asset purchase agreement.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               EXCLUDED
                                                               PORTLAND       ASSETS AND     PRO FORMA
                                                 PYRAMID        BREWING     LIABILITIES (4) ADJUSTMENTS       PRO FORMA
                                               -----------    -----------------------------------------      -----------
Gross sales ................................   $    19,225    $     4,990    $      (176)                    $    24,039
Less excise taxes ..........................           942            180              -                           1,122
                                               -----------    -----------------------------------------      -----------
Net sales ..................................        18,283          4,810           (176)             -           22,917
Cost of sales ..............................        14,323          3,621           (160)          (245) 1        17,539
                                               -----------    -----------------------------------------      -----------
Gross margin ...............................         3,960          1,189            (16)           245            5,378
Selling, general and administrative
 expenses...................................         4,903          1,560            (33)                          6,430
                                               -----------    -----------------------------------------      -----------
Operating (loss) income ....................          (943)          (371)            17            245           (1,052)
Other income (expense), net ................            95           (580)             -            129  2          (356)
                                                                                                    (19) 3           (19)
                                               -----------    -----------------------------------------      -----------
(Loss) income before income taxes ..........          (848)          (951)            17            356           (1,427)
Provision for income taxes .................            (3)             -              -                              (3)
                                               -----------    -----------------------------------------      -----------
Net (loss) income ..........................   $      (851)   $      (951)   $        17    $       356      $    (1,430)
                                               ===========    =========================================      ===========
Basic and diluted net loss per share .......   $     (0.10)                                                  $     (0.16)
                                               ===========                                                   ===========
Weighted average basic and diluted
   shares outstanding ......................     8,495,000                                      445,000        8,940,000
                                               -----------                                      -------      -----------

1. The purchased capital assets have been recorded at their estimated fair value, as required by SFAS 141. The $245 pro forma adjustments represents the reduction to depreciation expense resulting from conforming the depreciation method and lives to Pyramid's method and estimated useful lives, net of the increase to the cost basis of those assets resulting from recording the assets acquired at their estimated fair values.

2. This adjustment represents the elimination of interest expense associated with the debt of PBCo, which is excluded from the asset purchase agreement.

3. This adjustment reflects the estimated interest expense on the line of credit, at the rate of 4.75%, put in place to finance the asset purchase and additional working capital requirements associated with the asset purchase, calculated as the net borrowings under Pyramid's line of credit of $805, comprised of the $1,460 pro forma line of credit borrowings reduced by the $655 in cash on hand at June 30, 2004. At the close of the transaction on July 31, 2004, Pyramid actually drew $700 under its line of credit.

4. The excluded assets column represents revenues and expenses related to the non-brewery and non-alehouse assets of PBCo excluded from assets acquired by Pyramid as part of the asset purchase agreement. The amounts excluded were separately identified by PBCo.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               EXCLUDED
                                                                 PORTLAND     ASSETS AND      PRO FORMA
                                                  PYRAMID        BREWING    LIABILITIES (4)  ADJUSTMENTS        PRO FORMA
                                                -----------    -----------------------------------------       -----------
Gross sales .................................   $    36,378    $    10,668    $      (322)                     $    46,724
Less excise taxes ...........................         1,753            401              2                            2,156
                                                -----------    -----------------------------------------       -----------
Net sales ...................................        34,625         10,267           (324)             -            44,568
Cost of sales ...............................        27,640          7,539           (235)          (490)  1        34,454
                                                -----------    -----------------------------------------       -----------
Gross margin ................................         6,985          2,728            (89)           490            10,114
Selling, general and administrative
 expenses....................................         8,492          3,492           (128)                          11,856
Asset impairment charge .....................             -          1,370              -                            1,370
                                                -----------    -----------------------------------------       -----------
Operating (loss) income .....................        (1,507)        (2,134)            39            490            (3,112)
Other income (expense), net .................           312           (262)           (12)           258   2           296
                                                                                                     (38)  3           (38)
                                                -----------    -----------------------------------------       -----------
(Loss) income before income taxes ...........        (1,195)        (2,396)            27            710            (2,854)
(Provision) benefit for income taxes ........            (3)             -              -                               (3)
                                                -----------    -----------------------------------------       -----------
Net (loss) income ...........................   $    (1,198)   $    (2,396)   $        27    $       710       $    (2,857)
                                                ===========    =========================================       ===========
Basic and diluted net (loss) income per share   $     (0.14)                                                   $     (0.32)
                                                ===========                                                    ===========
Weighted average basic and diluted
   shares outstanding .......................     8,452,000                                      445,000         8,897,000
                                                ===========                                  ===========       ===========

1. The purchased capital assets have been recorded at their estimated fair value, as required by SFAS 141. The $490 pro forma adjustment represents the reduction to depreciation expense resulting from conforming the depreciation method and lives to Pyramid's method and estimated useful lives, net of the increase to the cost basis of those assets resulting from recording the assets acquired at their estimated fair values.

2. This adjustment represents the elimination of interest expense associated with the debt of PBCo, which is excluded from the asset purchase agreement.

3. This adjustment reflects the estimated interest expense on the line of credit, at the rate of 4.75%, put in place to finance the asset purchase and additional working capital requirements associated with the asset purchase, calculated as the net borrowings under Pyramid's line of credit of $805, comprised of the $1,460 pro forma line of credit borrowings reduced by the $655 in cash on hand at June 30, 2004. At the close of the transaction on July 31, 2004, Pyramid actually drew $700 under its line of credit.

4. The excluded assets column represents revenues and expenses related to the non-brewery and non-alehouse assets of PBCo excluded from assets acquired by Pyramid as part of the asset purchase agreement. The amounts excluded were separately identified by PBCo.